UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(626) 346-9512
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Sugarmade Inc., a Delaware corporation (the “Company”) makes the following disclosures pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934, generally referred to as Regulation FD Disclosure.

On January 23, 2019 Sugarmade, Inc. (the “Company”) announced the signing of a Letter of Intent (the “LOI”) to acquire a retail location of Washington State-based Hydro4Less. The LOI outlines the general terms of a possible acquisition transaction. Pending the signing of a definitive agreement, Sugarmade will issue Five Million Dollars ($5,000,000) of its common shares at a price pegged at Ten Cents ($0.10) to the owners of Hydro4Less in exchange for the single retail operation, not including inventories on hand.

Additionally, via the pending transaction, Sugarmade will gain an option, at an acquisition price to be determined later, to purchase two additional Hydro4Less retail operations, which are currently producing in excess of Twenty Million Dollars ($20,000,000) annually. The single location acquisition that is the subject of the LOI, is expected to produce approximately Five Million Dollars ($5,000,000) for calendar year 2019 and is currently operating at a profit with positive operating cash flow. The Company believes the single location the acquisition would be accretive to earning for Sugarmade. Should all three acquisitions close, Sugarmade will increase its annual revenues by approximately Twenty Five Million Dollars ($25,000,000) million per year.

Hydro4Less is significant supplier to the growing hydroponic cultivation sector. Neither the Company nor Hydro4Less conduct any business involving the sale of any cannabis product or relating to any products containing cannabis.

While both the Company and Hydro4Less believe the signing of a definitive agreement and ultimate acquisition as is outlined in the LOI is likely, there can be no assurance that such a transaction, or any other transaction, will occur between the companies.

FORWARD-LOOKING STATEMENTS: This filing contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance. At this time there are no assurances the Company’s acquisition efforts will be successful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: January 25, 2019	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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